UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

WHOLE FOODS MARKET, INC.
(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

550 Bowie St.
Austin, Texas 78703
(Address of principal executive offices)

Registrant's telephone number, including area code:
(512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2009, the Company issued a press release announcing its results of operations for its third fiscal quarter ended July 5, 2009. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added (“EVA”), Earnings before interest, taxes and non-cash expenses (“EBITANCE”), Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results.  These measures are not in accordance with, or an alternative to, GAAP.  The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. Management believes EBITANCE is a useful non-GAAP measure of financial performance, helping investors more meaningfully evaluate the Company’s cash flow results by adjusting for certain non-cash expenses.  These expenses include depreciation, amortization, non-cash share-based payments expense, deferred rent, and LIFO.  Similar to EBITDA, this measure goes further by including other non-cash expenses, primarily those which have arisen since the use of EBITDA became common practice and because of accounting changes due to recent accounting pronouncements.  The Company defines Adjusted EBITDA as EBITDA plus non-cash asset impairment charges. The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. Management uses EBITANCE as a supplement to cash flows from operations to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital. In addition, management uses these measures for reviewing the financial results of the Company and EVA for incentive compensation and capital planning purposes. The press release includes a tabular reconciliation of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated August 4, 2009, regarding third fiscal quarter results of operations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: August 4, 2009	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer